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Exhibit 23.1

[Letterhead of Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants]

INDEPENDENT AUDITORS CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-2 of Sensar Corporation (to be known as VitalStream Holdings, Inc.) of our report dated February 13, 2002 appearing in this Registration Statement and in the Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on May 16, 2002, and to the reference to us under the heading "Experts and Legal Matters" in the Prospectus which is part of this Registration Statement.

/s/ Rose, Snyder & Jacobs

ROSE, SNYDER AND JACOBS

Encino, California
July 18, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS CONSENT